Exhibit 10.21

OPTION ROLLOVER AGREEMENT

OPTION ROLLOVER AGREEMENT (this “Agreement”), dated as of March 7, 2014 (the “Management Stockholder”) is between Nautilus Parent, Inc., a Delaware corporation (the “Company”), and the Management Stockholder.

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 6, 2014 (the “Merger Agreement”), among Vision Holding Corp., a Delaware corporation (“VHC”), Nautilus Acquisition Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”) and Nautilus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), on March 13, 2014 (the “Closing Date”), Merger Sub will be merged with and into VHC with VHC as the surviving corporation and a wholly-owned indirect subsidiary of the Company (the “Merger”);

WHEREAS, the Company will, at the consummation of the Merger, own, through a wholly-owned subsidiary, 100% of the equity interest of VHC, and immediately following the Merger, VHC will merge with and into National Vision, Inc., with National Vision, Inc. as the surviving corporation after such merger;

WHEREAS, the Management Stockholder holds certain time and performance- vesting options to purchase of common stock of VHC, par value $0.01 per share (“VHC Stock”), which shall, to the extent not otherwise vested, become fully vested on the consummation of the Merger, to the extent provided under one or more of the Vision Holding Corp. 2005 Stock Incentive Plan and the Vision Holding Corp. 2013 Equity Incentive Plan and the applicable VHC Option grant agreement(s) (collectively, the “VHC Plans”, and such vested options, the “VHC Options”);

WHEREAS, the VHC Plans permit the VHC Options to be substituted for new options to purchase common stock in connection with transactions such as the Merger;

WHEREAS, in connection with the Merger, the Company has selected the Management Stockholder as a person eligible to make an investment in shares of common stock of the Company, par value $0.01 per share (“Common Stock”) through, among other methods, the exchange of all or a portion of his or her VHC Options as the Management Stockholder shall elect (the Management Stockholder’s “Existing Options”), for fully-exercisable options to purchase shares of Common Stock, effective immediately upon the closing of the Merger (the “Rollover Options”), subject to such changes in the terms of such VHC Options as they currently exist under the VHC Plans and related stock option agreements, and any stockholder agreements applicable to any Existing Options or VHC Stock that could, prior to the Effective Time, be acquired upon exercise of the Existing Options, as applicable (collectively, the “Existing Plan Terms”) as agreed between the Company and the Management Stockholder, and as otherwise adjusted, in each case pursuant to this Agreement.

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree, subject to the Company’s acceptance of the Management Stockholder’s execution of this Agreement, to the following:

1.          Rollover.  The Management Stockholder hereby agrees to exchange a number of VHC Options (or portions thereof), as finally determined under the Rollover Election Form to be provided to the Management Stockholder by the Company, for Rollover Options, and the Company hereby agrees to grant such resulting Rollover Options, with such exchange to be effected as of the Closing Date.  As a condition to such exchange, the Management Stockholder hereby agrees to execute, effective as of the Closing Date, the Management Stockholder’s Agreement, in the form attached as Exhibit A hereto, and the Company agrees to countersign such agreement. In connection with the foregoing, the Management Stockholder will be eligible to be considered to receive a grant of nonqualified options to purchase shares of Common Stock pursuant a Stock Option Agreement in the form attached as Exhibit B hereto made under the 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. and its Subsidiaries in the form attached as Exhibit C hereto (the “2014 Plan”).

2.          Rollover Option Terms.  The Management Stockholder shall hold the Rollover Options pursuant to the Existing Plan Terms, subject to the following adjustments and amendments thereto, to be effective immediately upon the closing of the Merger (the “Effective Time”):

(a)          (i) The exercise price per share of the Common Stock underlying his or her Rollover Options will be reduced to the lowest possible per share price that can be effected pursuant to applicable tax rules and (ii) the Rollover Options will, immediately following the Effective Time, have an "aggregate spread value" equal to the Option Rollover Amount that the Management Stockholder has indicated on the Investment and Rollover Election Form previously provided by the Company to the Management Stockholder, which form the Management Stockholder has completed and returned in accordance with the procedures required by the Company.  For purposes of this Agreement, the term "aggregate spread value" means the product of (x) the total number of shares of Common Stock subject to the Rollover Options and (y) the excess of $5.00, minus the exercise price per share of the Rollover Options, in each case as in effect immediately prior to the Closing Date.   The Company shall provide the actual number of shares subject to the Rollover Options, and the exercise price per share of the Rollover Options, promptly following the Closing Date upon its return of the fully executed Omnibus Signature Page to the Management Stockholder on a Schedule I to this Agreement.

(b)          The Rollover Options and any shares of Common Stock acquired pursuant to exercise thereof shall be subject to the terms of the Management Stockholder’s Agreement and/or the Sale Participation Agreement in the form attached as Exhibit D hereto, as applicable, and any terms contained in either the Management Stockholder’s Agreement or the Sale Participation Agreement, as applicable, that conflict with any Existing Plan Terms shall be superseded by the Management Stockholder’s Agreement or the Sale Participation Agreement, as applicable; except any covenants not to engage in competitive activities (including nonsolicitation and nondisclosure of confidential information) contained in any Existing Plan Terms shall remain in full force and effect, and any such similar covenants contained in Section 23 of the Management Stockholder’s Agreement shall be in addition to, and shall not supersede or replace, such Existing Plan Terms.

(c)          Promptly following the Closing Date, the Company shall provide the Management Stockholder with amended and restated forms of the applicable Existing VHC Plans to reflect the provisions of this Agreement. Notwithstanding anything contained in the Existing VHC Plans, the Rollover Options shall be subject to the provisions of Section 8 and 9 of the 2014 Plan (inclusive of any defined terms contained therein), which are hereby incorporated by reference and made a part of the terms of the Rollover Options, and any similar provisions contained in the Existing Plan Terms are hereby superseded by, and replaced in their entirety with, such provisions.

3.          Management Stockholder Representations.

(a)          The Management Stockholder hereby represents and warrants to the Company that the Management Stockholder is the sole (or joint with his or her spouse) record and beneficial owner of the Existing Options to be substituted with the Rollover Options and that the Management Stockholder has not sold, transferred, conveyed, pledged or hypothecated any interest in such Existing Options, and the Management Stockholder agrees not to take any action that would cause the foregoing representations and warranties not to be true as of the effective time of the Merger.

(b)          The Management Stockholder further acknowledges and agrees that from and after the Effective Time:

(i)   pursuant to the terms of the Existing VHC Plans, any VHC Options (or portion thereof), to the extent not vested as a result of the Merger, will immediately expire upon the Closing Date, and pursuant to the terms of the Merger Agreement, any VHC Options not otherwise to be exchanged for Rollover Options hereunder will be cancelled immediately prior to the Effective Time and will thereafter represent only the right to receive a cash payment as provided under the terms of the Merger Agreement, less any applicable withholding taxes, and will no longer be exercisable for any securities of VHC, the Company or any of their respective affiliates, subsidiaries, successors or assigns, all in accordance with the terms of the Merger Agreement; and

(ii)  all of the Management Stockholder’s rights and claims in respect of the Management Stockholder’s Existing Options (or portions thereof) that are (and solely to the extent) permitted pursuant to this Agreement to become Rollover Options, as of the Effective Time, shall be limited to the terms and conditions of the agreements or instruments evidencing such Existing Options as in effect immediately prior to the Merger and under the Existing Plan Terms, as amended by this Agreement (including the terms and conditions of the Management Stockholder’s Agreement, Sale Participation Agreement and Sections 8 and 9 of the 2014 Plan).

4.          Conflicts. In the event of any conflict between the Existing Plan Terms and the terms of this Agreement, the Management Stockholder’s Agreement and the Sale Participation Agreement, respectively, the terms of this Agreement, the Management Stockholder’s Agreement and the Sale Participation Agreement, respectively, shall control.

5.          Termination.  This Agreement shall terminate automatically without any action on the part of the parties hereto on the termination of the Merger Agreement in accordance with the terms thereof.

6.          Effect of Termination. If this Agreement is terminated pursuant to Section 5, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company or the Management Stockholder or their respective Affiliates.  Notwithstanding the foregoing, (i) nothing in this Section 6 shall relieve any party to this Agreement of liability for its willful and material breach of this Agreement and (ii) the provisions in Sections 9, 10, and 11 will survive the termination hereof.  For purposes of this Agreement, “willful and material breach” means a breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

7.          Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

9.          Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

10.         Jurisdiction.  Each party irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (and appellate courts thereof), for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York (and appellate courts thereof), and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.          Waiver Of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.          Notices.  Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent or (c) if delivered by an express courier, on the second business day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention: Nate Taylor
Facsimile:  (650) 233-6553

with copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marni J. Lerner
Facsimile: (212) 455-2502

if to the Management Stockholder, at the Management Stockholder’s address as set forth on his signature page hereto.

13.          Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

14.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

15.          Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

16.          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

17.          Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[End of document.]